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                                                                   Exhibit 23(a)

                         INDEPENDENT AUDITORS' CONSENT


                  We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement No. 333-81573 of Duke Energy Corporation on Form S-3 of our report dated January 18, 2001 appearing in the Annual Report on Form 10-K of Duke Energy Corporation for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus which is a part of such Post-Effective Amendment.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Charlotte, North Carolina
December 21, 2001